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                                                                   Exhibit 23(c)


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Directors and Shareholders of
Bigburger Ltda.

      We consent to the incorporation by reference in the Registration Statement on Form S-3 of Brazil Fast Food Corporation of our report dated July 7, 1997, with respect to the combined balance sheets of Bigburger Ltda. as of December 31, 1995 and 1994 and the related statements of operations, cash flows and changes in shareholders' equity for the years then ended, expressed in constant Brazilian Reais of March 31, 1997.


                                          /s/ Bendoraytes, Aizenman & Cia.
                                          -------------------------------------
                                          Bendoraytes, Aizenman & Cia.
                                          Auditores Independentes


Rio de Janeiro, Brazil
September 22, 1997